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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MILLER & BENSON INTERNATIONAL, LTD.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JULY, A.D. 1996, AT 12:15 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



[SEAL]                                  /s/ Edward J. Freel
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State


2285960  8100                           AUTHENTICATION:  8044055

960218242                                         DATE:  07-26-96



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                          CERTIFICATE OF AMENDMENT

                                      OF

                        CERTIFICATE OF INCORPORATION

        MILLER & BENSON INTERNATIONAL, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That, at a meeting of the Board of Directors of Miller & Benson International, Ltd., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

        "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 251,000,000 consisting of 250,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, $.10 par value per share (the "Preferred Stock").

        "Each one hundred (100) issued and outstanding shares of Common Stock, on the effective date of this amendment, will be combined and converted into one (1) share each of Common Stock, provided that no fractional shares shall be issued but shall be rounded up to the nearest whole number. There shall be no increase or decrease in the corporation's authorized capital stock, or its par value per share or in the corporation's capital.

        "The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time."

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        SECOND: On May 2, 1988, this corporation filed for bankruptcy under
Chapter 11 of the Bankruptcy Code of 1978, as codified in Title 10 of the United States Bankruptcy Code by Public Law 95-598, including all amendments thereof and thereto. Therefore, in lieu of a meeting and vote of stockholders, the amendment is being adopted pursuant to an "Order Approving Nonmaterial Modifications To Debtor's Plan And Confirming Debtor's Plan of Reorganization" dated June 19, 1991 and entered by the United States Bankruptcy Court for the Central District of California on June 25, 1991, a copy of which is attached to and made a part of this Certificate of Amendment.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 303 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Miller & Benson International, Ltd. has caused this certificate to be signed by Robert N. Weingarten, its Secretary, this 26th day of July, 1996.

                                        MILLER & BENSON INTERNATIONAL, LTD.


                                        /s/ Robert N. Weingarten
                                        ---------------------------------------
                                        Robert N. Weingarten, Secretary